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                                                                EXHIBIT 10(r)(3)

                                SECOND AMENDMENT
                                     TO THE
                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                PROFIT-SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

     The Peoples Heritage Financial Group, Inc. Profit-Sharing and Employee Stock Ownership Plan ("Plan") was last amended and restated effective generally January 1, 1989. The Plan was thereafter amended effective the same date, and is hereby further amended in the following respects:

     xiv. The terms used in this Amendment shall have the meanings set forth in the Plan, unless the context indicates otherwise.

     xv. Section 1.41 is hereby amended by adding a new paragraph at the end thereof to read as follows:

          "All Years of Service with Mid Maine Savings Bank, FSB prior to the date on which such bank was acquired by the Company, and all Years of Service with North Conway Bank prior to the date on which such bank was acquired by the Company, shall be recognized for participation and vesting purposes under this Plan."

     xvi. Article 2 is hereby amended by adding a new Section 2.5 to read as follows:

          "2.5 Special Participation Rules. Effective August 1, 1994, each Employee who was previously employed by Mid Maine Savings Bank, FSB, immediately prior to the date on which such bank was acquired by the Company, shall be eligible to participate in the Plan as of the later of August 1, 1994, or the first day of the Calendar Quarter coincident with or next following completion of a Year of Service. Effective July 1, 1995, each Employee who was previously employed by North Conway Bank, immediately prior to the date on which such bank was acquired by the Company, shall be eligible to participate in the Plan as of the later of July 1, 1995, or the first day of the Calendar Quarter coincident with or next following completion of a Year of Service. For purposes of determining whether an Employee described in this Section has completed a Year of Service, his service with Mid Maine Savings Bank or North Conway Bank shall be taken into account."

     xvii. Section 6.4(b) is hereby amended to read as follows, effective as of the adoption date of this Second Amendment:

          "(b) Any distribution to a Participant who has a Vested Interest that exceeds $3,500, or that exceeded $3,500 at the time of any prior distribution, shall require such Participant's written consent if such distribution commences prior to Normal Retirement Age. With regard to such consent:
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               (1)  The Participant shall receive the written notice described in Treasury Regulation 1.411(a)-11(c)(2)(i), including notice of his right to defer payment of benefits under this Article, no less than thirty days and no more than ninety days before the date on which such distribution is paid or commences to be paid. If a Participant declines or fails to consent, it shall be deemed to be an election to defer payment of such benefits. However, any election to defer payment shall not apply with respect to distributions which are required under Section 6.4(d).

               (2) Notwithstanding the foregoing to the contrary, if a Participant, after receiving written notice under Paragraph
                    (b)(1), affirmatively elects a distribution, then the distribution may be paid or may commence to be paid less than thirty days after the date such written explanation was given, provided the Plan Administrator has informed such Participant, in writing, of his right to a period of at least thirty days to consider whether to consent to the distribution.

     xviii. Except as otherwise provided herein, this Amendment shall be effective January 1, 1995.

     IN WITNESS WHEREOF, Peoples Heritage Financial Group, Inc. has caused this Amendment to be executed by its duly authorized officer on this 24th day of October 1995.

                                          PEOPLES HERITAGE FINANCIAL GROUP, INC.

                                    By    /s/ Carol L. Mitchell
                                          --------------------------------
                                          Name:  Carol L. Mitchell
                                          Title: Senior Vice President and
                                                 General Counsel




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